UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 14, 2008 (October 8, 2008)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
5.02(e)
Compensatory Arrangements
     During 2008, Centex Corporation, a Nevada corporation (the “Company”), undertook a review of the Company’s plans and agreements for compliance with Section 409A under the Internal Revenue Code (“Section 409A”). A number of the Company’s equity plans were amended in February 2008, as more fully described in the Company’s Current Report on Form 8-K dated February 19, 2008. The Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of the Company took additional action with respect to certain of the Company’s plans and agreements at its October 2008 meeting for the purpose of compliance with Section 409A and for other purposes described more fully below. These amendments will affect various participants in the plans or individuals holding agreements, including each of the Company’s named executive officers listed in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders: Timothy R. Eller (Chairman and Chief Executive Officer), Catherine R. Smith (Executive Vice President and Chief Financial Officer), David L. Barclay (President — Land Division (formerly President, Western Region) of Centex Homes), Robert S. Stewart (Senior Vice President — Strategy, Marketing, Sales and Corporate Development), and Brian J. Woram (Senior Vice President and Chief Legal Officer).
     Severance Policy. On October 8, 2008, the Compensation Committee approved an amendment and restatement of the Company’s Executive Severance Policy (the “Severance Policy”). The Severance Policy was adopted in June 2006 and is described in the Company’s Current Reports on Form 8-K dated June 8, 2006 and October 16, 2007. The amendments:
•	add a definition of Section 409A of the Internal Revenue Code;

•	revise the definition of “good reason” to follow IRS guidance under Section 409A;

•	provide that, consistent with Section 409A, payments of severance benefits, including any applicable accelerated equity awards, must be made within 60 days after involuntary separation, provided that the executive has executed and not revoked an appropriate separation agreement. Certain equity awards to “key employees” may be delayed by 6 months to comply with Section 409A;

•	expand the classes of eligible executives to include (1) in Level B, the President — Land Division of Centex Homes, and (2) in Level C, the Vice Presidents of the Company and Centex Homes, as designated by the CEO. In addition, persons included in the classes of employees listed in Level C of the Severance Policy must now also be approved for benefits under the Severance Policy by the CEO and the Senior Vice President — Human Resources; mere reporting responsibility is insufficient; and

•	remove the definition of “Target Cash Bonus” and replace it with a new concept, “Additional Severance Amount.” For persons in Levels A and B, the Compensation Committee will, from time to time, establish the amounts of the “Additional Severance Amount” for these executives. On October 8, 2008, the Compensation Committee set the following percentages of base salary as the applicable Additional Severance Amount (until subsequently changed) for the executives in these Levels:

Additional Severance Amount
Title of Officer	(as a % of base salary)
CEO	299%
EVP/CFO	100%
SVP-Chief Legal Officer	100%

Additional Severance Amount
Title of Officer	(as a % of base salary)
SVP (reporting to the CEO) — all other	80%
President — Land Division, Centex Homes	200%
EVP, Operations Support, Centex Homes	200%
The amount of the total severance benefit is equal to the sum of the executive’s base salary and the Additional Severance Amount, multiplied by the factor specified in Section 6(a) of the Severance Policy.
     The changes do not increase benefits to participants under the Severance Policy. The foregoing description of the changes to the Severance Policy does not purport to be complete and is qualified in its entirety by reference to the full amended and restated Severance Policy, which is filed as Exhibit 10.1 to this Report.
     Change of Control Agreements. The Company entered into change of control agreements (“Agreements”) with its executive officers and certain other individuals beginning in February 2006 that protect the individuals from excise taxes that might be imposed on them as a result of the receipt of any compensatory payment or distribution upon a change in control, unless a cut back by up to 10% of the total maximum amounts payable would make the excise tax inapplicable. The Agreements are described in the Company’s Current Report on Form 8-K dated February 14, 2006. On October 8, 2008, the Compensation Committee approved a form of amendments to the Agreements for each of the holders thereof so that the Agreements will be in conformity with Section 409A. It is anticipated that all individuals with an Agreement will execute the amendments. The amendments:
•	specify an order for which certain potential payments payable in the event of a change of control will be cut-back, as necessary, to comply with Section 409A;

•	specify when payments under the Agreements, if applicable, will be paid; and

•	provide that certain payments will be delayed, if required by Section 409A, for 6 months after a separation from service.
     Benefits were not increased under the amendments to the Agreements. Any Agreements issued by the Company after the date of the Compensation Committee meeting will contain the text of the amendments.
     The foregoing description of the form of amendments does not purport to be complete and is qualified in its entirety by reference to the full amendment, which is filed as Exhibit 10.2 to this Report.
     LTPU Award Agreement. In May 2007, the Compensation Committee awarded long-term performance units (“LTPUs”) to the Company’s executive officers and other employees. The LTPUs are described in the Company’s Current Report on Form 8-K dated May 23, 2007. On October 8, 2008, the Compensation Committee adopted amendments to the form of award agreement for the LTPUs so that the award agreement would be in compliance with Section 409A. The amendments:
•	incorporate into the award agreements the payment provisions of the Company’s 2003 Equity Incentive Plan (the “Equity Plan”), under which the awards were issued;

•	provide that with respect to payment of an award following death, disability, involuntary termination or retirement, the calculated amount due shall be paid on the earlier of the payout date specified in the award and the date of the executive’s separation from service, in accordance with the provisions of the Equity Plan, unless payment is subject to delay because the executive is a “key employee”; and

•	provide that payment of an award following a change of control would be made as provided in the Equity Plan.

     Benefits were not increased under the award agreements by reason of the amendments. The foregoing description of the form of the amendments (which were made by resolution) does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, which is filed as Exhibit 10.3 to this Report.
     Medical Plan. On October 8, 2008, the Compensation Committee approved an amendment of the Company’s Comprehensive Medical Plan (the “Medical Plan”). Executive officers and other employees of the Company and its subsidiaries are eligible for health care benefits under the Medical Plan. Under the amendment, two classes of former employees and their qualified dependents will no longer be eligible for health care benefits under the Medical Plan beginning January 1, 2009: (1) former employees of the Company or its subsidiaries that become consultants to the Company or one of its subsidiaries, and (2) certain former executives of the Company who request benefits and are approved. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full amendment, which is filed as Exhibit 10.4 to this Report.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective October 8, 2008, the Board of Directors of Centex Corporation (the “Company”) amended Article II, Sections 12, 13 and 14, and added a new Article II, Section 17, of the Company’s By-Laws, relating to the nomination of directors and matters presented for action at annual meetings of stockholders. The amendments revise the advance notice requirements to:
•	require stockholder proponents and their affiliates to disclose, in addition to direct ownership interests, all other ownership interests including derivatives, hedged and short positions and other economic and voting interests;

•	require director-nominees to represent that they do not, and will not, have any undisclosed voting commitments or other arrangements with respect to their actions as a director;

•	require directors nominated by stockholders to complete the Company’s standard director and officer questionnaire;

•	require stockholders nominating directors to disclose any material relationships between the stockholder proponents and their affiliates, on the one hand, and the director nominees and their affiliates, on the other hand;

•	clarify that director nominations by stockholders require a separate advance notice and cannot be satisfied by any notice of meeting sent by the Company; and

•	clarify that the advance notice provisions in Article II, Sections 12 and 13, are the exclusive means for a stockholder to make a director nomination or submit other business before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 of the federal proxy rules, which contains its own procedural requirements).
     The foregoing description of the amended provisions of the Company’s By-Laws is qualified in its entirety by reference to the actual By-Laws, which are filed as Exhibit 3.1 to this Report. A copy of the amended sections, marked to show the changes, is being filed as Exhibit 3.1a to this Report.
Item 8.01. Other events.
     On October 9, 2008, Centex Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors had suspended the cash dividend on the Company’s common stock. A copy of the press release is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this Report.

Exhibit
Number	Description	Filed Herewith or Incorporated by Reference
3.1	By-Laws of Centex Corporation	Filed herewith
3.1a	Excerpts of the By-Laws of Centex Corporation (marked to show changes)	Filed herewith
10.1	Executive Severance Policy	Filed herewith
10.2	Form of Amendment to Change of Control Agreement	Filed herewith
10.3	Amendments to form of long term performance unit award for 2003 Equity Incentive Plan (May 2007 award)	Filed herewith
10.4	Amendment No. 2 to Comprehensive Medical Plan	Filed herewith
99.1	Press release dated October 9, 2008	Filed herewith
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary
Date: October 14, 2008

EXHIBIT INDEX

Filed Herewith or
Exhibit		Incorporated by
Number	Description	Reference

3.1	By-Laws of Centex Corporation	Filed herewith

3.1a	Excerpts of By-Laws of Centex Corporation (marked to show changes)	Filed herewith

10.1	Executive Severance Policy	Filed herewith

10.2	Form of Amendment to Change of Control Agreement	Filed herewith

10.3	Amendments to form of long term performance unit award for 2003 Equity Incentive Plan (May 2007 award)	Filed herewith

10.4	Amendment No. 2 to Comprehensive Medical Plan	Filed herewith

99.1	Press release dated October 9, 2008	Filed herewith